Exhibit 99.1
Diamond Foods, Inc. Company Presentation May 2006

Important Information Forward-Looking Statements This material contains forward-looking statements, including forecasts of growth, long- term financial goals, expanding margins, industry growth and our strategic plans, that involve known and unknown risks and uncertainties that may cause actual results, levels of activity, performance or achievements to differ materially from results expressed or implied by this material. Actual results may differ materially from those contained in the forward-looking statements. Such risk factors include, among others: safety and quality issues could harm our sales; fluctuations in raw material prices and availability could harm our profitability; competition could affect our results of operations; inability to intergrate acquired entities could harm our profitability; loss of one or more major customers could reduce revenue and profits; and changes in the food industry and customer preferences could reduce demand for our products. Additional information concerning these and other risk factors is contained in the Risk Factors section of our Annual Report on Form 10-K, on file with the Securities and Exchange Commission, as well as factors identified in our other periodic reports filed with the Commission from time to time. The forward-looking statements in this material are based on our assumptions, expectations and projections about future events as the date of this presentation. We do not undertake any obligation to update this information to reflect events or circumstances after that date.

Investment Considerations Strong and leveragable core business Proven track record of innovation and growth New market and channel expansion Focus on high margin opportunities Increasing infrastructure efficiencies Experienced management team

Our Four Product Lines Distribution across multiple channels to diverse customers Product Line TTM (1/06) Net Sales Brand Point of Sale Representative Consumer Culinary $206 n Grocery store baking and produce aisles n Mass merchandisers n Club stores n Value fresh, easy-to-use, high quality products Snack $32 n Snack and produce aisles n Grocery, Drug, Mass Merchandisers, Club and Convenience stores n Consumers looking for unique, convenient and healthier snacks In-Shell $86 n Grocery store produce sections n Mass merchandisers/ Club stores n Primarily sold during winter holiday season Ingredient & Foodservice $156 n Ingredient and food service customers n Food processors, restaurants, bakeries and food service operators Alternative Channels n n n n n

Blue Chip Customer Base Retail / Wholesale / Supercenter Ingredient / Multi-Unit Food Service International Serving over 900 customers in over 100 countries

Strong Brand Recognition Share of U.S. Culinary and In-shell Nuts __________________________ Source: IRI InfoScan 52 weeks ending April 16, 2006. Focused Diamond brand Generates customer loyalty 86% consumer awareness Allows for premium pricing Connecting with consumers Targeted TV advertising Innovative packaging Effective in-store merchandising Commitment to quality Diamond is the leading retail brand of culinary and in-shell nuts 2.5% 1.5% 38.9% 0% 10% 20% 30% 40% Diamond Private Label Planters Sanfilippo Azar 16.8% 9.0%

Building Upon Our Brand Heritage

Emerald Opportunity The Current Snack Universe Regular Snackers Nut Users 43.4m Regular Nut Users 52.3m Demographic Age 45+ Regular Snackers 153.8m Demographic Age 18+ Consumers need a snack nut that expands category consumption

Successful Record of Product Innovations Patented glazing techniques Only shelf-stable glazed product on market Emerald product line consists of 20 unique products Exciting new flavors Over 100 SKUs Expanded snack product range Gain greater shelf space Increase market share Patented glazing techniques allow us to produce appealing flavors that are unique within the snack aisle

Successful Record of Packaging Innovations Designed ergonomic canisters Easy to hold Fits in car cup holder Atmosphere controlled foil bags Created convenient recipe-ready packages New and improved packaging graphics Innovations differentiate our products leading to increased brand loyalty and higher consumer awareness

Building a Consumer Snack Power Emerald's launch has been supported by an innovative marketing campaign combining television, print, website and in-store components

33.7% 0.0% 10.0% 20.0% 30.0% 40.0% Planters Private Label Emerald $1 $2 $3 $7 $0.0 $8.0 $16.0 $24.0 $32.0 2001 2003 2004 2005 TTM (1/06) Increased Snack Nut Sales Diamond's Snack Sales ($ in mm) Share of Snack Nut Category Source: IRI data 52 weeks ending April 16, 2006. 3.6% 2002 $32 $22 28.2% 34.5% All Other Segment Share - 14.1% Total Share

Emerald Progress April 2005 April 2006 Distribution 74% 83% Market share - Grocery 1.7% 3.6% Retail Sales 52 weeks $20.9M $40.5M Increase 12% 112% 94% Average Number of products in stores 5.2 40% 7.3 Source: IRI - 52 weeks ending April 16, 2006.

Harmony Acquisition $18m asset purchase 187,000 square foot processing and packaging plant Strategically located facility Significant cost savings by combining Midwest operations Closing Lemont, IL facility $2M annual cost savings Expands merchandising footprint in both the snack and produce aisles Expansion into complementary categories Sweet and sweet/salty Natural and organic

Emerald Expansion Opportunities Channel expansion Club Mass merchandisers Alternative channels Product distribution Increase average items per store Product line expansion Market snack items in both snack and produce aisles

FY 2006 Guidance North American Retail Sales growth of approximately 18% (1) Total Net Sales of $471 million - $478 million (2) Non-GAAP EPS of $0.56 to $0.62 per share (2)(3) GAAP EPS of $0.27 to $0.33 per share (2) 40% Effective tax rate Excluding impact of Harmony products Net sales and earnings per share for FY06 include the projected results of Harmony from the date of acquisition in May 2006. Excludes impacts of a) stock-based compensation, b) a one-time charge to cost of sales in the first quarter of FY06 as a result of the conversion from a cooperative, c) restructuring and related charges, and d) an inventory step-up charge to cost of sales for the fair value of inventory acquired which will occur in the fourth quarter of FY06 and in FY07 as the acquired Harmony inventory is sold.

Long-Term Financial Targets North American Retail Sales grew nearly 20% from 2002 to 2005

Diamond Foods, Inc. Cream: 255 255 221 Green: 0 102 51